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                                                                   Exhibit 10.19

                        PREMCOR PENSION RESTORATION PLAN

                         Effective as of January 1, 2002

                                    SECTION 1
                                   DEFINITIONS

          A. "Annual Contribution Credit" means such credit as defined in the Pension Plan and credited to a notional account under such plan.

          B. "Beneficiary" means the person or persons who are entitled to receive a distribution of the Participant's benefits under the Pension Plan upon the Participant's death.

          C. "Cause" shall mean (1) the willful and continuous failure by a Participant to substantially perform his or her duties with the Employer (other than any such failure resulting from his or her incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Employer or the Board of Directors of the Company which specifically identifies the manner in which such entity believes that the Participant has not substantially performed his or her duties, (2) gross misconduct or gross negligence by the Participant, or (3) the Participant's conviction of or the entering of a plea of guilty or nolo contendre to the commission of a felony. For purposes of this definition, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Employer. In the event the Employer terminates a Participant for Cause, the Employer shall so notify the Participant of that fact in writing at the time of the termination, specifying the acts or conduct claimed to constitute such Cause.

          D. "Code" means the Internal Revenue Code of 1986, as amended.

          E. "Committee" means the Retirement Committee appointed pursuant to
Section 5A.

          F. "Company" means Premcor Inc.

          G. "Company Credit" means an amount, if any, credited to a Participant's Restoration Account as described in Section 3A.

          H. "Employee" means a person who is classified as a salaried or non-represented hourly employee by the Employer and who is a participant in the Pension Plan.

          I. "Employer" means Employer as defined in the Pension Plan.

          J. "Interest Credit" means an amount, if any, credited to a articipant's Restoration Account as described in Section 3B.

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          K. "Participant" means an Employee who has satisfied the eligibility requirements of Section 2.

          L. "Pension Plan" means the Premcor Pension Plan.

          M. "Plan" means the Premcor Pension Restoration Plan.

          N. "Plan Year" means the calendar year.

          O. "Restoration Account" means the bookkeeping account maintained by the Company reflecting all Company Credits and Interest Credits made by the Company on behalf of a Participant under Section 3; provided, however, that the existence of such book entries and the Restoration Account shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant or his or her Beneficiary.

          P. "Years of Vesting Service" means Years of Vesting Service as defined in the Pension Plan.

Unless otherwise noted, all capitalized terms shall have the meaning defined in the Pension Plan.

                                    SECTION 2
                                   ELIGIBILITY

          An Employee shall become a Participant in this Plan on the date which is the earlier of the date (a) the Employee's Annual Contribution Credit under the Pension Plan is limited by Code Section 401(a)(17) and/or Code Section 415 for a Plan Year or (b) the Employee defers all or a portion of his or her compensation into a non-qualified deferred compensation plan maintained by the Company and/or the Employer.

                                    SECTION 3
                                     CREDITS

          A. Company Credits

          The Company shall credit a Participant's Restoration Account with a Company Credit equal to the excess (if any) of:

             1. The amount of the Annual Contribution Credit which would have been allocated to the notional account of the Participant under the Pension Plan (a) without regard to the limitations of Section 415 of the Code, (b) without regard to the limitation on compensation under Section 401(a)(17) of the Code and (c) taking into account any amounts deferred by a Participant under the terms of a non-qualified deferred compensation plan maintained by the Company and/or the Employer, over

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             2. The amount of the Annual Contribution Credit which is allocated to the notional account of the Participant under the Pension Plan for such Plan Year taking into account the limitations of Section 415 of the Code and the limitation under Section 401(a)(17) of the Code.

          B. Interest Credits

          Each Restoration Account shall be credited monthly with interest ("Interest Credits") at an effective annual rate of interest equal to the interest rate specified in the Pension Plan as the rate to be used for such period to credit Interest Credits, as defined in the Pension Plan.

                                    SECTION 4
                                    BENEFITS

          A. Termination of Employment (Other Than Death)

          Upon a Participant's termination of employment with the Employer, other than by death, the Employer shall distribute to the Participant the vested portion of his or her Restoration Account, determined as of the date of his or her termination of employment. Distribution under this section shall commence in the form of a single lump sum as soon as practicable after the Participant's termination of employment, unless, on or before the date which is twelve (12) months before the Participant's termination of employment, he or she elects an optional form of distribution in accordance with Section 4B. Upon the termination of employment with the Employer of a Participant whose Restoration Account is not vested, the Participant's Restoration Account shall be immediately forfeited upon his or her termination of employment.

          The portion of a Participant's Restoration Account which shall be vested and nonforfeitable shall be determined in accordance with the following schedule:

          Years of Vesting Service       Percentage of Account Vested

                 Less than 5                           0%
                      5                              100%


          Notwithstanding any provision herein to the contrary, a Participant's Restoration Account shall be 100% vested and nonforfeitable upon such Participant's attainment of age 65 or his or her Disability Retirement Date, as defined in the Pension Plan.

          B. Form of Distribution

          On or before the date which is twelve (12) months before the Participant's termination of employment, a Participant may elect one of the following actuarially equivalent benefits in lieu of a single lump sum:

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               1. Life Annuity. Payments will be made for the life of the
     Participant and will stop upon his or her death.

               2. Joint and Survivor Option. A reduced benefit will be payable until the Participant's death and then, if his or her Beneficiary survives him or her, 50% of the benefit payable to the Participant will be continued to the Beneficiary until the Beneficiary's death. A Participant who has attained at least 55 years of age as of the date he or she terminates employment may also elect this option with 100% of the benefit payable to him or her to continue to the Beneficiary until the Beneficiary's death. The actuarial assumptions set forth in the Pension Plan will be used to determine the benefit payable under this Section 4B.2.

               3. Life Annuity and Ten Year Certain Option. A Participant who has attained at least 55 years of age as of the date he or she terminates employment may elect this form of benefit. A reduced benefit will be payable until the Participant's death and, if such death occurs before 120 monthly installments have been paid to the Participant, such benefit will be continued to his or her Beneficiary until a total of 120 monthly installments have been paid to the Participant and/or to his or her Beneficiary. If the Beneficiary does not survive to receive all such installments, the commuted value of the unpaid installments will be paid to the estate of the last to die of the Participant and his or her Beneficiary.

          An election made under this Section 4B may not be validly changed or revoked except (i) any change may be made by the Participant on or before the date which is twelve (12) months before the date of the Participant's termination of employment; (ii) if the Beneficiary designated under the joint and survivor option dies before the date of the Participant's termination of employment, the election shall be considered void; and (iii) if the Participant dies before the date of the Participant's termination of employment (for a reason other than death), the election shall be considered void.

          C.   Death Benefits

          Upon a Participant's death prior to termination of employment with the Employer, the Participant's Restoration Account shall become fully vested, to the extent not fully vested on the date of his or her death, and shall be distributed to the Beneficiary. Distribution to the Beneficiary shall be made in the same form and commence at the same time as payment of the Participant's death benefit under the Pension Plan.

          D.   Premcor Inc. Senior Executive Retirement Plan

          Notwithstanding anything in this Plan to the contrary, a Participant's benefits under this Plan shall be deemed to be zero if he or she is eligible to receive a benefit upon termination of employment with the Employer under the Premcor Inc. Senior Executive Retirement Plan.

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                                    SECTION 5
                       ADMINISTRATION AND CLAIMS PROCEDURE

          A. The Board of Directors of the Company shall appoint a Retirement Committee of one or more persons, who shall serve at the pleasure of the Board of Directors of the Company. Upon death, resignation, removal or inability of a member of the Retirement Committee to continue, the Board of Directors of the Company shall appoint a successor. If, at any time, the Board of Directors of the Company has not appointed a Retirement Committee, or there is no Retirement Committee, then the Company shall have all the duties, responsibilities, powers and authorities given to the Retirement Committee.

          B. The Committee shall construe, interpret and administer all provisions of the Plan and a decision of a majority of the members of the Committee shall govern.

          C. A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by a meeting of the Committee. The Committee may authorize any one of its members to sign documents or papers on its behalf.

          D. The Committee shall appoint a secretary who need not be a member of the Committee. The secretary shall keep all records of meetings and of any action by the Committee and any and all other records desired by the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient and appropriate.

          E. A Participant who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant"), or his or her representative, may file a written request for such benefit with the head of the Human Resources Department setting forth his or her claim. The request must be addressed to: Director of Human Resources, Premcor Inc., at Premcor Inc.'s then current address.

          F. Upon receipt of a claim, the head of the Human Resources Department shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall in fact deliver such reply within such period. However, the head of the Human Resources Department may extend the reply period for an additional ninety (90) days for reasonable cause. If the reply period will be extended, the head of the Human Resources Department shall advise the Claimant in writing during the initial ninety-day period indicating the special circumstances requiring an extension and the date by which he or she expects to render the benefit determination. If the claim is denied in whole or in part, the head of the Human Resources Department will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

             1.  the specific reason or reasons for denial,




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             2. specific references to pertinent Plan provisions on which the denial is based,

             3. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary,

             4. appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review, and

             5. the time limits for requesting a review under Subsection G and for the review under Subsection H.

          G. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the head of the Human Resources Department's prior determination. Such request must be addressed to the Committee at Premcor Inc.'s then current address. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, and such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the head of the Human Resources Department in making his or her initial claims decision, (ii) was submitted, considered or generated in the course of the head of the Human Resources Department making his or her initial claims decision, without regard to whether such instrument was actually relied upon by the head of the Human Resources Department in making his or her decision or (iii) demonstrates compliance by the head of the Human Resources Department with the administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the head of the Human Resources Department's determination within such sixty (60) day period, he or she shall be barred and estopped from challenging such determination.

          H. Within a reasonable period of time, ordinarily not later than sixty
(60) days after the Committee's receipt of a request for review, it will review the head of the Human Resources Department's prior determination. If special circumstances require that the sixty-day period be extended, the Committee will so notify the Claimant within the sixty-day period indicating the special circumstances requiring an extension and the date by which the Committee expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. The decision of the Committee shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such

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decision will be binding upon the Employer and the Claimant. If the Committee makes an adverse benefit determination on review, the Committee will render a written opinion using language calculated to be understood by the Claimant setting forth:

             1. the specific reason or reasons for denial;

             2. the specific references to pertinent Plan provisions on which the denial is based;

             3. a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Committee in making its decision, (ii) was submitted, considered or generated in the course of the Committee making its decision, without regard to whether such instrument was actually relied upon by the Committee in making its decision or (iii) demonstrates compliance by the Committee with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and

             4. a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

                                    SECTION 6
                              FORFEITURE FOR CAUSE

          Subject to any divestiture limitations imposed by the then applicable law, a Participant's right to receive benefits hereunder, or any Beneficiary's right related to such benefits, shall be divested if the Participant is terminated for Cause.

                                    SECTION 7
                                  MISCELLANEOUS

          A. Spendthrift. No Participant or Beneficiary shall have the right to assign, transfer, encumber or otherwise subject to lien any of the benefits payable or to be payable under this Plan.

          B. Incapacity. If, in the opinion of the Committee, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some party who, in the opinion of the Committee, has

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incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability therefor to such person.


          C. Employee Rights. The Company, in adopting this Plan, shall not be held to create or vest in any Employee or any other person any benefits other than the benefits specifically provided he rein, or to confer upon any Employee the right to remain in the service of an Employer.

          D. Service of Process and Plan Administrator. The General Counsel of Premcor Inc. shall be the agent for service of legal process. The head of Human Resources shall be the Plan Administrator.

          E. Unfunded Plan. This Plan shall be unfunded. All payments to a Participant under the Plan shall be made from the general assets of the Participant's employer. In the event the Participant's employer is unable to make a payment to the Participant, the payment shall be made from the general assets of the Company. The rights of any Participant to payment shall be those of an unsecured general creditor of his or her employer or the Company, as applicable.

          F. Benefit Offset. Any payment to which a Participant is entitled hereunder may be offset by any amounts which the Participant owes his or her employer or the Company at the time of such payment.

          G. Company Rights. The Company reserves the right to amend or terminate the Plan, provided that the rights of each designated Participant with respect to his or her vested benefits at the time of such amendment or termination shall remain unaffected.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 9th day of August, 2002.

                                       PREMCOR INC.


                                       By: /s/ James R. Voss
                                          ------------------
                                          Vice President